DARLINGTON COUNTY BANCSHARES, INC.

                                202 CASHUA STREET
                        DARLINGTON, SOUTH CAROLINA 29532



                                                   March 25, 2000



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Darlington County Bancshares, Inc. (the "Company") to be held at the Company's principal offices, 202 Cashua Street, Darlington, South Carolina, on Tuesday, April 25, 2000 at 5:30 p.m.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company, as well as representatives of Elliott, Davis & Company, LLP, our independent auditors, will be present to respond to any questions shareholders may have.

     To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.

                                        Sincerely,


                                         /s/ W. B. McCown, III
                                         ---------------------
                                         W. B. McCown, III
                                         President and Chief Executive Officer

                       DARLINGTON COUNTY BANCSHARES, INC.

                                202 CASHUA STREET
                        DARLINGTON, SOUTH CAROLINA 29532
                                 (843) 395-1956




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 2000



To the Shareholders of Darlington County Bancshares, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Darlington County Bancshares, Inc. (the "Company") will be held on April 25, 2000 at 5:30 p.m., Darlington time, at the Company's principal offices, 202 Cashua Street, Darlington, South Carolina for the following purposes:

1. To set the number of Directors at 9 and to elect four Directors to hold office until their respective terms expire or until their successors are duly elected and qualified;

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 11, 2000 will be entitled to vote at the Annual Meeting.

                                  By Order of the Board of Directors,
                                  Albert L. James, III
                                  Secretary


Darlington, South Carolina
March 25, 2000


PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                       DARLINGTON COUNTY BANCSHARES, INC.
                                202 CASHUA STREET
                        DARLINGTON, SOUTH CAROLINA 29532
                             ______________________

                                 PROXY STATEMENT
                             ______________________

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000

     This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with a solicitation of proxies by the Board of Directors of Darlington County Bancshares, Inc. (the "Company"). This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's principal offices, 202 Cashua Street, Darlington, South Carolina at 5:30 p.m. on April 25, 2000. These Proxy Materials are being mailed on approximately March 25, 2000.

Voting Matters
--------------

     Holders of record as of the close of business on March 11, 2000 of the Company's $0.01 par value per share common stock ("Common Stock") will be entitled to vote at the Annual Meeting. At the close of business on that day, 158,000 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented at the Annual Meeting or any adjournments thereof. Shareholders are not entitled to cumulate their votes for election of directors.

     Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing a majority of the outstanding Common Stock of the Company on March 11, 2000 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted in determining the votes cast for directors.

Revocability of Proxy
---------------------

     Shares represented by a properly executed proxy in the accompanying form and given by a shareholder, and not revoked, will be voted in accordance with such instructions. As stated in the Proxy, if a returned Proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to Albert L. James, III at Darlington County Bancshares, Inc., 202 Cashua Street, Darlington, South Carolina 29532, (843) 395-1956 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

Solicitation of Proxies
-----------------------

     This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred by them in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending these Proxy Materials to beneficial owners of the shares.

                              ELECTION OF DIRECTORS
                               Item 1 on the Proxy

Nominations for Election of Directors
-------------------------------------

     The Company's Board of Directors is currently comprised of 9 persons. The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes.

Identification of Nominees
--------------------------

     Management proposes to nominate to the Board of Directors the four persons listed as Nominees in the table below. Each of the Nominees is currently serving as a Director. Each Nominee, if elected, will serve until the expiration of his respective term and until his successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend. The following table sets forth the names and ages of the Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director.

NAME                       AGE        POSITION OR OFFICE WITH THE COMPANY              DIRECTOR SINCE
NOMINEES FOR DIRECTORS     (FOR TERMS EXPIRING IN 2003)

Hubert C. Baker            56               Director                                      1998

G. Clyde Scott             61               Director                                      1986

Eugene A. Vaughan          51               Director                                      1986

NOMINEE FOR DIRECTOR       (FOR TERMS EXPIRING IN 2002)
W. Edwin Dargan            54               Director
Albert L. James, III       56               Director                                       1999

DIRECTORS CONTINUING IN OFFICE (FOR TERMS EXPIRING IN 2002)
W. B. McCown, III          61               President, Chief Executive Officer            1986

DIRECTORS CONTINUING IN OFFICE (FOR TERMS EXPIRING IN 2001)
Raymond Galloway           79               Director                                      1986
R. E. Goodson, Sr.         84               Chairman of the Board of Directors            1986
Charles G. Howard          61               Director                                      1997
                               1997

Mr. James is currently serving as a director with a term expiring in 2001. He is being moved to the Class of 2002 in order to equalize the number of directors in each class.

Meetings and Committees of the Board of Directors
-------------------------------------------------

     The Board of Directors, by motion passed by a majority of the Board, may designate members of the Board to constitute committees which shall in each case consist of such numbers of Directors and shall have and may exercise such powers as the Board may determine and specify in the respective motions appointing them.

     The  Company  has  the  following  committees:   Audit  Committee,  Finance
Committee, Investment Committee, Benefits Committee, and Executive Committee. The Company does not have a nominating committee.

     The Audit Committee reviews the Company examination and audit reports and is responsible for in-house audit policies. Messrs. James (Chairman), Goodson and Vaughan serve on the Audit Committee. The Audit Committee met four times in 1999.

     The Finance Committee is responsible for the supervision of the Company's loan portfolio and loan policies. Messrs. Galloway (Chairman), Howard, Scott and McCown serve on the Finance Committee. The Finance Committee met ten times in 1999.

     The Investment Committee is responsible for the supervision of the Company's investments and Asset-Liability management policy. Messrs. Baker (Chairman), James, Dargan and McCown serve on the Investment Committee. The Investment Committee met four times in 1999.

     The Executive Committee is responsible for the total supervision of the Company to include personnel matters, compensation of officers and employees and long range planning. Messrs. Goodson (Chairman), Galloway, James and McCown serve on the Executive Committee. The Executive Committee met five times in 1999.

     The Benefits Committee is responsible for reviewing the Officer and Employee benefits of the Company. Messrs. Vaughan (Chairman), Baker and Howard serve on the Benefits Committee. The Benefits Committee met four times during 1999.

     The Board of Directors of the Company met twelve times for regular and special meetings in 1999. Each Director attended at least 75% of the aggregate of (a) the total number of meetings of Board of Directors held during the period for which he served as Director, and (b) the total number of meetings held by all committees of the Board on which he served.



                               EXECUTIVE OFFICERS

     The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The person set forth below is the sole executive officer of the Company. The Company also has a Chairman of the Board and Secretary, but these individuals are not executive officers.

NAME                       AGE   COMPANY OFFICES CURRENTLY HELD         COMPANY OFFICER SINCE
W. B. McCown, III          61    President and Chief Executive Officer        1986

BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

     Dr. Baker is a dentist in practice with Askins & Baker, P.A. located in Darlington, South Carolina.

     Mr. Dargan engages in a farming operation in Darlington County.

     Mr. Galloway engages in a farming operation in Darlington County.

     Mr. Goodson is the Chairman of the Board of R.E. Goodson Construction Co., Inc., a construction company located in Darlington, South Carolina.

     Mr. Howard is the President of Chase Oil Company, Inc. a fuel distributor in the Pee Dee region of South Carolina.

     Mr. James is an attorney in private practice in Darlington, South Carolina.

     Mr. McCown is President and CEO of the Company.

     Mr. Scott is the President of Darlington Machinery Co., Inc., a hardware store and machine shop located in Darlington, South Carolina.

     Mr. Vaughan is President of Vaughan Insurance Agency, Inc., an insurance agency located in Darlington, South Carolina.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     During 1999, non-officer Directors received a fee of $200 for each Board of Directors' meeting attended. Non-employee directors who were Finance Committee members received $25 per Finance Committee meeting attended. No other committee member received compensation as a result of their committee membership.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning all compensation paid by the Company during the fiscal years ended December 31, 1997, 1998 and 1999 to the Company's CEO for services rendered in all capacities to the Company. For purposes of the table, all bonus amounts listed for a particular year were actually paid in the first quarter of the following year. For example, the bonuses for 1999 were paid in the first quarter of 2000, but listed as 1999 compensation, because the bonuses were earned as of December 31, 1999.


                                                                        Long Term Compensation
                                                                        ----------------------
                                     Annual Compensation               Awards              Payouts
                                     -------------------               ------              -------

                                                             Other     Restricted    Securities                     All
                                                            Annual        Stock      Underlying      LTIP          Other
          Name and                      Salary    Bonus     Compen-      Awards       Options/      Payouts    Compensation
     Principal Position        Year       ($)      ($)      sation         ($)         SARs(#)        ($)           ($)
     ------------------        ----       ---      ---      ------         ---         -------        ---           ---

W. B. McCown, III             1999       72,981    3,827      (1)           --            --          --          3,537(2)
President, CEO                1998       70,627    6,497      (1)           --            --          --          3,401(2)
                              1997       67,965    5,858      (1)           --            --          --          3,370(2)


(Footnotes to table)
-------------------------

(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) This amount is comprised of contributions made by the Company to Mr. McCown's SEP-IRA.



     The Company provides life and health insurance plans for all full-time officers and employees of the Company. Certain officers are reimbursed for civic and social club dues.

     In December 1989, the Board of Directors established a Simplified Employee Pension-Individual Retirement Account ("SEP-IRA") for all officers and employees meeting certain age and service requirements. Contributions are at the discretion of and determined annually by the Board of Directors and are not to exceed the maximum amount deductible under the applicable section of the Internal Revenue Code.

     All officers and employees are eligible to receive a contribution after reaching the age of 21 and having completed one full year of service with the Company.

     Contributions are made, based on a percent of the total base salary for qualified persons and an equal distribution in terms of percent is made to each person's retirement account.

     The officers and employees are fully vested upon being eligible to participate in the tax deferred plan and are in control of his or her investments.

     The only SEP-IRA contribution to an executive officer or Director of the Company for the year ended December 31, 1999 was to W.B. McCown, III in the amount of $3,537.11.

     In 1996, the Board of Directors established an Incentive Plan for all eligible officers and employees of the Company.

     All full-time officers and employees may become eligible to receive an incentive bonus under the Company's Incentive Plan after having completed one full year of service with the Company provided the Company achieved a return on average assets of 1.00% or better. Also, each officer and employee must have met specific individual goals set for their job at the beginning of the year in order to be eligible to participate in the Incentive Plan. The only incentive bonus paid to an executive officer or Director of the Company for the period ended December 31, 1999, was to W.B. McCown, III in the amount of $3,827.33.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK. The following table sets forth as of March 11, 2000 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares listed. There are no persons known to the Company to own beneficially 5% or more of the Common Stock. The following information is based on a total of 158,000 shares of Common Stock outstanding. There are no outstanding options to purchase Common Stock.


                                          AMOUNT AND NATURE             PERCENT
NAME OF BENEFICIAL OWNER               OF BENEFICIAL OWNERSHIP         OF CLASS
Hubert C. Baker                             1,000  (1)                     *
W. Edwin Dargan                               400                          *
Raymond Galloway                            1,670                         1.0%
R. E. Goodson, Sr.                            100                          *
Charles G. Howard                           2,745  (2)                    1.7%
Albert L. James, II                           310                          *
W. B. McCown, III                           2,100  (3)                    1.3%
G. Clyde Scott                              3,300  (4)                    2.1%
Eugene A. Vaughan                           1,295  (5)                     *

ALL DIRECTORS/EXECUTIVE
OFFICERS AS A GROUP (9 persons)            12,920                         8.18%
----------
  *     Less than 1%.

(1) Includes 300 shares held of record by Dr. Baker's spouse's individual retirement account.
(2) Includes 2,000 shares held of record of Mr. Howard's individual retirement account.
(3) Includes 2000 shares held of record of Mr. McCown's individual retirement account.
(4)  Includes 1,750 shares held by Mr. Scott's spouse.
(5) Includes 195 shares held of record by Mr. Vaughan's spouse's individual retirement account.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with the Company's Directors and officers and their associates, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. Under banking regulations applicable to state banks, any loan made by such a Company to any of its officers or Directors must be collaterally secured. The aggregate dollar amount of these loans was approximately $290,579 at December 31, 1999. During 1999, approximately $210,000 in new loans were made and payments totaled approximately $26,323.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1999, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Elliott, Davis & Company, LLP ("ED&C") served as the Company's independent public accountants for the 1999 fiscal year. ED&C has indicated that it plans to have a representative present at the Annual Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Board of Directors has selected ED&C as the independent public accountants for the Company for the 2000 fiscal year.


                              SHAREHOLDER PROPOSALS

     Proposals by shareholders for consideration at the 2001 Annual Meeting of Shareholders must be received at the Company's offices at 202 Cashua Street, Darlington, South Carolina 29532 no later than December 2, 2000, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2001 Annual Meeting. Under applicable regulations, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied. The Company's has no provisions in its Bylaws for timely notice for proposals to be made at its annual meeting. Director nominations must be delivered in writing to the Company's secretary at least 10 days prior to the meeting.

     The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that a shareholder's notice be delivered to the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the board of directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.


                              FINANCIAL INFORMATION

     THE ANNUAL REPORT TO STOCKHOLDERS COVERING THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS, IS ENCLOSED HEREWITH AND INCORPORATED BY REFERENCE HEREIN. THE COMPANY WILL FURNISH FREE OF CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-KSB UPON WRITTEN REQUEST TO W.B. MCCOWN, III, PRESIDENT, DARLINGTON COUNTY BANCSHARES, INC., P.O. BOX 502, DARLINGTON, S.C. 29540-0502.

             REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934

     The Company is presently registered with the Securities and Exchange Commission (the "Commission") and is subject to the informational requirements of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of fees at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (which will include the Company) that file electronically with the Commission.


                                  OTHER MATTERS

     Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.



                                        By Order of the Board of Directors,
                                        Albert L. James, III
                                        Secretary

March 25, 2000
Darlington, South Carolina